                                                                      EXHIBIT 21

Schedule 9.14

Hanover Compressor Company ("HCC"), list of subsidiaries

1. Hanover Acquisition Limited Partnership, a Delaware Limited Partnership, owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.
2. Hanover Compressor Colombia, Inc., a Delaware corporation and a wholly-owned subsidiary of Hanover Compression Limited Partnership ("HCLP").
3. Hanover Land Limited Partnership, a Delaware Limited Partnership, owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.
4. Hanover Maintech Limited Partnership, ("HMLP"), a Delaware Limited Partnership, owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.
5. Hanover/Smith Limited Partnership, a Delaware Limited Partnership, owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.
6. H.C.C Compressor de Venezuela, C.A., a Venezuelan corporation ("H.C.C. Venezuela") and a wholly owned subsidiary of HCLP.
7. Proyecto Gas Natural PGN, C.A., ("PGN") a Venezuelan corporation and a wholly owned subsidiary of H.C.C. Venezuela.
8. HCLP owns 99.992% of the issued and outstanding stock of Contract Compression International Argentina, S.A., an Argentinean corporation ("CCIA"). HMLP owns the remaining 0.008% of CCIA stock.
9. Hanover Compressor Holding Company NL B.V., a Dutch company ("Hanover Holding") and a wholly-owned subsidiary of HCLP.
10. Hanover Cayman Limited, ("Hanover Cayman"), a Cayman Islands company and a wholly-owned subsidiary of HCLP.
11. Hanover Holding owns 99.99% of the issued and outstanding stock of Hanover Compressor Company Bolivia, Ltd., a Bolivian company ("HCC Bolivia"). Hanover Cayman owns the remaining 0.01% of HCC Bolivia stock
12. Hanover Cayman owns 60% of the issued and outstanding stock of Hanover/Enron Venezuela, Ltd., and a Cayman Islands company.
13. HCLP owns 99.99% of the membership interests of Hanover Compressor Mexico SRL, a Mexican limited liability company ("Hanover Mexico"). Hanover Cayman owns the remaining 0.01% of said membership interests. Inactive.
14. Hanover Compressor Sucursal Mexico, a Mexican branch and a wholly owned subsidiary of HCLP.
15. HCLP owns 100% of Hanover/Cosacol Consortium, a Colombian consortium.
16. HCLP owns 51% of Hanover Compressor Colombia Ltd., a Colombian limitada.
17. HCLP owns 99% of the membership interest of 3013442 Nova Scotia Co., a Nova Scotia unlimited liability company. Renamed Collicutt Hanover Compression Co. HMLP owns the remaining 1% of said membership interests.
18. HCLP owns 28.35% of Collicutt Hanover Services Ltd. and of Coll-Tech Ignition System, Ltd. Both are Canadian corporations.
19. Hanover International Trade Corporation, a West Indies (Barbados) corporation, and a wholly-owned subsidiary of HCLP. Inactive.
20. Hanover Trade Corp., a West Indies (Barbados) corporation and a wholly owned subsidiary of HCLP.
21. PGN owns 50% of Servi Compressores, C.A., a Venezuelan corporation and the remaining 50% is owned by an unrelated Venezuelan corporation, Gas Petrol.
22. Hanover Asia, Inc., a Delaware corporation is 100% owned by HCLP.
23. Hanover MAC, LLC, a Delaware LLC, is owned 100% by HCLP and it owns .001% of Meter Acquisition Co. LP.
24. Hanover Measurement LLC, a Delaware LLC is owned 100% by HCLP and it owns .001 of Hanover Measurement Service Co. LP.
25. HCC Holdings, Inc., a Delaware corporation is owned 100% by HCLP and it owns 52.499% of Hanover Measurement Services Company LP, a Delaware LP and 19.999% of Meter Acquisition Co. LP a Delaware LLP.

26. CDI Holdings, Inc., a Delaware corporation is 100% owned by HCLP.
27. Compressor Dynamics, Inc., a Delaware corporation, is 100% owned by CDI Holdings, Inc.
28. Contract Engineering & Operating, Inc., a Texas corporation, is 100% owned by HCLP.
29. Unit Partners, Inc., a Texas corporation, is 100% owned by HCLP.
30. Victoria Compression Services, Inc., a Texas corporation, is 100% owned by HCLP.
31. Hanover General Holdings, Inc., a Delaware corporation, 100% owned by HCLP.
32. Hanover Compressor Limited Holdings, LLC, is a Delaware LLC, 100% owned by Hanover General Holdings, Inc.
33. Eureka Energy Limited Partnership, a Delaware Limited Partnership, is owned 1% by Hanover General Holdings, Inc. and 99% by Hanover Compressor Limited Holdings, LLC.
34. Servicios TIPSA, S.A. an Argentine corporation is owned 1% by HMLP and 99% by HCLP.
35. Meter Acquisition Company LP, LLLP, a Delaware LLLP, is owned 19.99% by HCC Holdings, Inc. and .001 by Hanover MAC, LLC.
36. Hanover IDR, Inc., a Delaware corporation, is owned 100% by HCLP.
37. HC Cayman LLC, a Delaware LLC, is owned 100% by HCLP.
38. Hanover SPE, L.L.C., a Delaware LLC is owned 100% by HCLP.
39. Aurora Barbados, SRL, a West Indies (Barbados) corporation, is owned 100% by HCLP.
40. Hanover do Brazil, Ltda., a Brazilian Limitada, owned 99.9% by Hanover Cayman and the remaining 0.1% is owned by Hanover Holding.
41. Hanover Compressor Peru SAC, a Peruvian company, is owned 1% by HCLP and the remaining 99% is owned by Hanover Cayman.
42. APSI Acquisition Corporation Inc., a Delaware Corporation, is owned 100% by HCLP.
43. Hanover Austrailia LLC, a Delaware LLC, is owned 100% by HCLP.
44. RX Oil & Gas Inc., a Texas corporation, is owned 100% by HCLP.
45. Hanover Energy Services, LLC, a Delaware LLC, is owned 100% by HCLP.
46. Applied Process Solutions, Inc, ("APSI"), a Delaware Corporation, is owned 100% by HCLP.
47. Maloney Industries Inc., ("MII"), an Alberta (Canadian) corporation, is owned 100% by APSI.
48. T.H. Russell Co., an Oklahoma corporation, is owned 100% by APSI.
49. Well-Hall Manufacturing Ltd., an Alberta (Canadian) corporation, is owned 100% by MII.
50. Maloney Industries International Ltd., an Alberta (Canadian) corporation, is owned 100% by MII.
51. Maloney Industries Limited, ("MIL"), a United Kingdom company, is owned 100% by MII.
52. Maloney Industries (UK) Ltd., a United Kingdom corporation, is owned 100% by MIL.
53. Maloney Industries (France) S.A., a French corporation, is owned 100% by
    MIL.
54. Burnett & Lewis Ltd., a United Kingdom corporation, is owned 100% by MIL.
55. Tubefabs Ltd., a United Kingdom corporation, is owned 100% by MIL.
56. Southwest Industries Inc. a Delaware corporation, is owned 100% by HCLP.
57. DR Argentina SA, an Argentine corporation, is owned 99.992% by HCLP and HMLP owns the remaining .008%.
58. DR Compression Services S.A.R.L., a Swiss corporation, is owned 97% by HCLP and the remaining 3% is owned by its directors, and it owns 100% of DR Compression Services BV, a Dutch company.
59. DR Compression Services BV, a Dutch Company, is owned 100% by DR Compression Services S.A.
60. Hanover Trinidad LLC, a Trinidad LLC, is owned 100% by HCLP.
61. Southern Maintenance Services, Inc., a Louisiana corporation, is owned 100% by HCLP.
62. Compression Components Corporation, a Texas corporation, is owned 100% by HCLP.
63. Gulf Coast Dismantling, Inc., a Texas corporation, is owned 100% by HCLP.
64. Hanover Compression Limited Partnership, a Delaware Limited Partnership, is owned 1% by Hanover Compression General Holdings, LLC and 99% by Hanover Compression Limited Holdings, LLC.
65. Hanover Compression General Holdings, LLC, a Delaware LLC, is owned 100% by Hanover Compressor Company.
66. Hanover Compression Limited Holdings, LLC, a Delaware LLC, is owned 100% by Hanover Compressor Company.
67. Caddo Acquisition Corporation, an Oklahoma corporation is owned 100% by
    HCLP.